EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-134252) of Aegion Corporation of our report dated February 28, 2011, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Insituform Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
October 27, 2011